Exhibit (23)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Wachovia Corporation
We consent to the incorporation by reference in the Registration Statements of (i) Wachovia Corporation on:

Registration
Statement
Form	Number
S-3	33-50103
S-8	33-60913
S-8	33-65501
S-8	333-2551
S-8	333-10179
S-8	333-11613
S-3	333-15743
S-3	333-17599
S-4	333-19039-01
S-4	333-20611
S-3	333-31462
S-3	333-34151
S-8	333-36839
S-8	333-37709
S-3	333-41046
S-8	333-42018
S-8	333-43960
S-8	333-44015
S-3	333-47286
S-8	333-50589
S-3	333-50999
S-8	333-53549
S-3	333-57078
S-3	333-58299
S-8	333-59616
S-8	333-69108
S-3	333-70489
S-3	333-72150
S-3	333-72266
S-3	333-72350
S-3	333-72374
S-8	333-89299
S-3	333-90422
S-3	333-90593
S-3	333-99847-01
S-8	333-100810
S-3	333-102490-01
S-8	333-104811
S-8	333-106636
S-3	333-108615
S-8	333-110635
S-8	333-117283
S-8	333-120739
S-3	333-122140
S-3	333-123311
S-8	333-124180
S-8	333-124184
S-3	333-125271
S-3	333-131237
(ii) First Union Capital I on Form S-3 (No. 333-15743-01); (iii) First Union Capital II on Form S-3 (No. 333-15743-02); (iv) First Union Capital III on Form S-3 (No. 333-15743-03); (v) First Union Institutional Capital I on Form S-4 (No. 333-19039); (vi) First Union Institutional Capital II on Form S-4 (No. 333-20611-01); (vii) First Union Capital I on Form S-3 (No. 333-90593-01); (viii) First Union Capital II on Form S-3 (No. 333-90593-02); (ix) First Union Capital III on Form S-3 (No. 333-90593-03); and (x) Wachovia Capital Trust III on Form S-3 (No. 333-131237-01) of our reports dated February 24, 2006, with respect to the consolidated balance sheets of Wachovia Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the 2005 Annual Report to Stockholders which is incorporated by reference in Wachovia Corporation’s 2005 Annual Report on Form 10-K.
/s/ KPMG LLP
Charlotte, North Carolina
February 28, 2006